Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of
CSS Industries, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-100795 and 333-31941) of CSS Industries, Inc. of our reports dated May 26, 2005, with respect to the consolidated balance sheets of CSS Industries, Inc. and subsidiaries as of March 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive income, cash flows and stockholders’ equity for each of the years in the three-year period ended March 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2005 and the effectiveness of internal control over financial reporting as of March 31, 2005, which reports appear in the March 31, 2005 annual report on Form 10-K of CSS Industries, Inc.

Our report on the consolidated financial statements refers to the Company’s adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” effective April 1, 2002.

KPMG LLP

Philadelphia, Pennsylvania
May 26, 2005

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